Exhibit 99.1

Contact:	Michael Mitchell
The Medicines Company
973-290-6000
investor.relations@themedco.com
FOR IMMEDIATE RELEASE:
THE MEDICINES COMPANY REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
PARSIPPANY, NJ, October 27, 2010 – The Medicines Company (NASDAQ: MDCO) today announced its financial results for the third quarter of 2010.
Financial highlights for the third quarter of 2010:
•	Net revenue increased to $105.7 million for the third quarter from $98.8 million for the third quarter 2009.
•	Angiomax U.S. sales increased 9% to $100.2 million compared to $92.2 million for the third quarter 2009.

•	Angiox European sales increased 38% to $4.0 million compared to $2.9 million for the third quarter 2009.

•	Rest of world Angiomax/Angiox sales decreased 42% to $1.5 million compared to $2.6 million for the third quarter 2009 on account of ordering patterns by partners
•	Net income was $21.2 million, or $0.40 per share, compared to net loss of ($3.2) million, or ($0.06) per share for the third quarter 2009.

•	Non-GAAP net income was $22.8 million, or $0.43 per share, compared to non-GAAP net income of $5.1 million, or $0.10 per share for the same period 2009. Non-GAAP net income excludes the transaction charges related to the 2009 Targanta acquisition, stock-based compensation expense and non-cash income taxes.
Clive Meanwell, MD, PhD, Chairman and Chief Executive Officer, stated, “In the third quarter we continued revenue and volume growth compared to 2009 in the U.S. and Europe. All of our development portfolio projects made advances. We continued to pursue tight cost control, resulting in strong earnings for the quarter. We expect to continue to run our business efficiently with an eye to top and bottom line results.”
Financial highlights for the first nine months of 2010:
•	Net revenue increased to $318 million for the first nine months of 2010 from $302.2 million for same period 2009.
•	Angiomax U.S. sales increased to $300.3 million compared to $286.6 million for same period 2009.

•	Angiomax/Angiox international net revenue increased to $16.9 million compared to $13.1 million for same period 2009.
•	Net income was $46.1 million, or $0.87 per share, compared to net loss of ($2.7) million, or ($0.05) per share for same period 2009.

•	Non-GAAP net income was $53.6 million, or $1.02 per share, compared to non-GAAP net income of $20.9 million, or $0.40 per share for the same period 2009. Non-GAAP net income excludes the transaction charges related to the 2009 Targanta acquisition, stock-based compensation expense and non-cash income taxes.
The following table provides reconciliations between GAAP and non-GAAP net income (loss) for third quarter (Q3) and first nine months (9M) of 2010. Non-GAAP net income excludes the transaction charges related to the first quarter 2009 Targanta acquisition, stock-based compensation expense and non-cash income taxes:

			FAS 123R
			Stock-Based	Non-cash Provision
	Reported GAAP	Targanta	Compensation	(Benefit) for	Non-GAAP Net
(in millions)	Net Income (Loss)	Acquisition Costs	Expense	Income Taxes	Income(1)
Q3 2010	$21.2	$—	$1.8	$(0.2)	$22.8
Q3 2009	$(3.2)	$—	$4.4	$3.8	$5.1
9M 2010	$46.1	$—	$6.8	$0.7	$53.6
9M 2009	$(2.7)	$4.3	$15.3	$4.0	$20.9

Note: Amounts may not sum due to rounding.

(1)	Excluding the Targanta acquisition costs, stock-based compensation expense and the non-cash provision (benefit) for income taxes.
Reconciliations between GAAP and non-GAAP fully diluted earnings per share (EPS) for the third quarter (Q3) and first nine months (9M) of 2010 and 2009 are provided in the following table:

			FAS 123R
			Stock-Based	Non-cash Provision
	Reported GAAP	Targanta	Compensation	(Benefit) for	Non-GAAP
(per share)	EPS	Acquisition Costs	Expense	Income Taxes	EPS(1)
Q3 2010	$0.40	$—	$0.03	$—	$0.43
Q3 2009	$(0.06)	$—	$0.09	$0.07	$0.10
9M 2010	$0.87	$—	$0.13	$0.01	$1.02
9M 2009	$(0.05)	$0.08	$0.29	$0.08	$0.40

Note: Amounts may not sum due to rounding.

(1)	Excluding the Targanta acquisition costs, stock-based compensation expense and the non-cash provision for income taxes.

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to transaction charges associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.
There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss financial results and operational developments. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.
The dial in information is listed below:

Domestic Dial In:	866-700-6067
International Dial In:	617-213-8834
Passcode for both dial in numbers:	19125468
Replay is available from 11:30 a.m. Eastern Time following the conference call through November 11, 2010. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 61529947.
About The Medicines Company
The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company’s website is www.themedicinescompany.com.
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including the Company’s preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company’s ability to develop its global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2010, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,
(in thousands, except per share data)	2010	2009
Net revenue	$105,743	$98,789

Operating expenses:
Cost of revenue	31,568	28,308
Research and development	16,676	22,464
Selling, general and administrative	35,788	47,358

Total operating expenses	84,032	98,130

Income from operations	21,711	659

Other income	483	151

Income before income taxes	22,194	810
Provision for income taxes	(989)	(4,007)

Net income (loss)	$21,205	$(3,197)

Basic earnings (loss) per common share	$0.40	$(0.06)

Shares used in computing basic earnings (loss) per common share	52,991	52,298

Diluted earnings (loss) per common share	$0.40	$(0.06)

Shares used in computing diluted earnings (loss) per common share	53,359	52,298

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)

	Year to Date September 30,
(in thousands, except per share data)	2010	2009
Net revenue	$317,966	$302,181

Operating expenses:
Cost of revenue	93,905	86,958
Research and development	54,128	68,685
Selling, general and administrative	121,318	146,863

Total operating expenses	269,351	302,506

Income (loss) from operations	48,615	(325)

Other income	55	2,055

Income before income taxes	48,670	1,730
Provision for income taxes	(2,607)	(4,465)

Net income (loss)	$46,063	$(2,735)

Basic earnings (loss) per common share	$0.87	$(0.05)

Shares used in computing basic earnings (loss) per common share	52,773	52,225

Diluted earnings (loss) per common share	$0.87	$(0.05)

Shares used in computing diluted earnings (loss) per common share	53,005	52,225

The Medicines Company
Condensed Consolidated Balance Sheets

	September 30,	December 31
(in thousands)	2010	2009
ASSETS
Cash, cash equivalents and available for sales securities	$227,453	$176,191

Accrued interest receivable	922	922

Accounts receivable, net	34,070	29,789

Inventory	29,624	25,836

Prepaid expenses and other current assets	7,367	9,984

Total current assets	299,436	242,722

Fixed assets, net	21,387	25,072

Intangible assets, net	83,363	84,678

Restricted cash	5,764	7,049

Goodwill	14,671	14,934

Other assets	269	321

Total assets	$424,890	$374,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$77,767	$86,619

Contingent purchase price	25,932	23,667

Deferred tax liability	19,105	18,395

Other long term liabilities	5,829	5,706

Stockholders’ equity	296,257	240,389

Total liabilities and stockholders’ equity	$424,890	$374,776

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2010
	GAAP(1)	Targanta			Non-cash		Non-GAAP(5)
	As Reported	Acquisition(2)	SFAS 123R		Tax Provision		As Adjusted
Net revenue	$105,743	$—	$—		$—		$105,743

Operating expenses:
Cost of revenue	31,568	—	(57	) (3)	—		31,511
Research and development	16,676	—	(331	) (3)	—		16,345
Selling, general and administrative	35,788	—	(1,387	) (3)	—		34,401

Total operating expenses	84,032	—	(1,775)		—		82,257

Income from operations	21,711	—	1,775		—		23,486

Other (loss) income	483	—	—		—		483

Income before income taxes	22,194	—	1,775		—		23,969
(Provision) benefit for income taxes	(989)	—	—		(148	) (4)	(1,137)

Net income	21,205	—	1,775		(148)		22,832

Basic earnings per common share	$0.40	$—	$0.03		—		$0.43

Shares used in computing basic earnings per common share	52,991	52,991	52,991		52,991		52,991

Diluted earnings per common share	$0.40	$—	$0.03		$—		$0.43

Shares used in computing diluted earnings per common share	53,359	53,359	53,359		53,359		53,359

(1)	GAAP Results

(2)	Targanta Acquisition

(3)	Non-cash stock compensation expense

(4)	Non-cash income taxes

(5)	Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2010
		Targanta			Non-cash		Non-GAAP(5)
	GAAP(1)	Acquisition(2)	SFAS 123R		Tax Provision		As Adjusted
Net revenue	$317,966	$—	$—		$—		$317,966

Costs and expenses:
Cost of revenue	93,905	—	(218	) (3)	—		93,687
Research and development	54,128	—	(1,569	) (3)	—		52,559
Selling, general and administrative	121,318	—	(5,068	) (3)	—		116,250

Total operating expenses	269,351	—	(6,855)		—		262,496

Income from operations	48,615	—	6,855		—		55,470

Other (loss) income	55	—	—		—		55

Income before income taxes	48,670	—	6,855		—		55,525

(Provision) benefit for income taxes	(2,607)	—	—		710	(4)	(1,897)

Net income	46,063	—	6,855		710		53,628

Basic earnings per common share	$0.87	$—	$0.13		$0.01		$1.02

Shares used in computing basic earnings per common share	52,773	52,773	52,773		52,773		52,773

Diluted earnings per common share	$0.87	$—	$0.13		$0.01		$1.01

Shares used in computing diluted earnings per common share	53,005	53,005	53,005		53,005		53,005

(1)	GAAP Results

(2)	Targanta Acquisition

(3)	Non-cash stock compensation expense

(4)	Non-cash income taxes

(5)	Non-GAAP Results